------------------------------------------------------------------------------











                            SUNBEAM CORPORATION

                                 as Issuer




               11% SENIOR SECURED SUBORDINATED NOTES DUE 2011

                     ----------------------------------

                                 INDENTURE

                       Dated as of [____] [__] , 2000

                     -----------------------------------


                            THE BANK OF NEW YORK

                                 as Trustee

                     -----------------------------------


----------------------------------------------------------------------------





                           CROSS-REFERENCE TABLE*

Trust Indenture
   Act Section                                             Indenture Section

310(a)(1)................................................        7.10
     (a)(2)..............................................        7.10
     (a)(3)..............................................        N.A.
     (a)(4)..............................................        N.A.
     (a)(5)..............................................        7.10
     (b).................................................        7.10
     (c).................................................         N.A.
     311(a)..............................................        7.11
     (b).................................................        7.11
     (c).................................................         N.A.
     312(a)..............................................        2.05
     (b).................................................        12.03
     (c).................................................        12.03
     313(a)..............................................        7.06
     (b)(1)..............................................        10.03
     (b)(2)..............................................        7.07
     (c).................................................     7.06, 12.02
     (d).................................................        7.06
     314(a)..............................................     4.03, 12.02
     (b).................................................        10.02
     (c)(1)..............................................        12.04
     (c)(2)..............................................        12.04
     (c)(3)..............................................        N.A.
     (d)................................................. 10.03, 10.04, 10.05
     (e).................................................        12.05
     (f).................................................        N.A.
     315(a)..............................................        7.01
     (b).................................................     7.05,12.02
     (c).................................................        7.01
     (d).................................................        7.01
     (e).................................................        6.11
     316(a) (last sentence)..............................        2.09
     (a)(1)(A)...........................................        6.05
     (a)(1)(B)...........................................        6.04
     (a)(2)..............................................        N.A.
     (b).................................................        6.07
     (c).................................................        2.12
     317(a)(1)...........................................        6.08
     (a)(2)..............................................        6.09
     (b).................................................        2.04
     318(a)..............................................        12.01
     (b).................................................        N.A.
     (c).................................................        12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.



                                            TABLE OF CONTENTS

                                                                                                     PAGE

                                                ARTICLE 1
                                DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions..........................................................................1
Section 1.02.     Other Definitions...................................................................16
Section 1.03.     Incorporation by Reference of Trust Indenture Act...................................16
Section 1.04.     Rules of Construction...............................................................17

                                                ARTICLE 2
                                                THE NOTES

Section 2.01.     Principal Amount; Form and Dating...................................................17
Section 2.02.     Execution and Authentication........................................................18
Section 2.03.     Registrar and Paying Agent..........................................................18
Section 2.04.     Paying Agent to Hold Money in Trust.................................................19
Section 2.05.     Holder Lists........................................................................19
Section 2.06.     Transfer and Exchange...............................................................19
Section 2.07.     Replacement Notes...................................................................20
Section 2.08.     Outstanding Notes...................................................................20
Section 2.09.     Treasury Notes......................................................................20
Section 2.10.     Temporary Notes.....................................................................20
Section 2.11.     Cancellation........................................................................21
Section 2.12.     Defaulted Interest..................................................................21
Section 2.13.     CUSIP Numbers.......................................................................21
Section 2.14.     Global Note Legend..................................................................21
Section 2.15.     Book-Entry Provisions for Global Notes..............................................22

                                                ARTICLE 3
                                         REDEMPTION AND REPAYMENT

Section 3.01.     Notices To Trustee..................................................................23
Section 3.02.     Selection of Notes to Be Redeemed...................................................23
Section 3.03.     Notice of Redemption................................................................23
Section 3.04.     Effect of Notice of Redemption......................................................24
Section 3.05.     Deposit of Redemption Price.........................................................24
Section 3.06.     Notes Redeemed in Part..............................................................25
Section 3.07.     Optional Redemption.................................................................25
Section 3.08.     Mandatory Redemption................................................................25
Section 3.09.     Offer to Purchase by Application of Excess Proceeds.................................25

                                                ARTICLE 4
                                                COVENANTS

Section 4.01.     Payment of Notes....................................................................27
Section 4.02.     Maintenance of Office or Agency.....................................................27
Section 4.03.     Reports.............................................................................28
Section 4.04.     Compliance Certificate..............................................................28
Section 4.05.     Taxes...............................................................................29
Section 4.06.     Stay, Extension and Usury Laws......................................................29
Section 4.07.     Asset Sales.........................................................................29
Section 4.08.     Liens...............................................................................31
Section 4.09.     Corporate Existence.................................................................32
Section 4.10.     Offer to Repurchase Upon Change of Control..........................................32
Section 4.11.     No Amendment of Subordination Provisions............................................33

                                                ARTICLE 5
                                                SUCCESSORS

Section 5.01.     Merger, Consolidation or Sale of Assets.............................................33
Section 5.02.     Successor Person Substituted........................................................34

                                                ARTICLE 6
                                          DEFAULTS AND REMEDIES

Section 6.01.     Events of Default...................................................................35
Section 6.02.     Acceleration........................................................................36
Section 6.03.     Other Remedies......................................................................37
Section 6.04.     Waiver of Past Defaults.............................................................37
Section 6.05.     Control by Majority.................................................................37
Section 6.06.     Limitation on Suits.................................................................37
Section 6.07.     Rights of Holders of Notes to Receive Payment.......................................38
Section 6.08.     Collection Suit by Trustee..........................................................38
Section 6.09.     Trustee May File Proofs of Claim....................................................38
Section 6.10.     Priorities..........................................................................39
Section 6.11.     Undertaking for Costs...............................................................39

                                                ARTICLE 7
                                                 TRUSTEE

Section 7.01.     Duties of Trustee...................................................................39
Section 7.02.     Rights of Trustee...................................................................40
Section 7.03.     Individual Rights of Trustee........................................................41
Section 7.04.     Trustee's Disclaimer................................................................41
Section 7.05.     Notice of Defaults..................................................................41
Section 7.06.     Reports by Trustee to Holders of the Notes..........................................41
Section 7.07.     Compensation and Indemnity..........................................................42
Section 7.08.     Replacement of Trustee..............................................................43
Section 7.09.     Successor Trustee by Merger, etc....................................................43
Section 7.10.     Eligibility; Disqualification.......................................................44
Section 7.11.     Preferential Collection of Claims Against Company...................................44

                                                ARTICLE 8
                                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance............................44
Section 8.02.     Legal Defeasance and Discharge......................................................44
Section 8.03.     Covenant Defeasance.................................................................45
Section 8.04.     Conditions to Legal or Covenant Defeasance..........................................45
Section 8.05.     Deposited Money and U.S. Government Obligations to be Held in Trust;
                    Other Miscellaneous Provisions....................................................46
Section 8.06.     Repayment to Company................................................................47
Section 8.07.     Reinstatement.......................................................................47

                                                ARTICLE 9
                                     AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.................................................47
Section 9.02.     With Consent of Holders of Notes....................................................48
Section 9.03.     Compliance with Trust Indenture Act.................................................50
Section 9.04.     Revocation and Effect of Consents...................................................50
Section 9.05.     Notation on or Exchange of Notes....................................................50
Section 9.06.     Trustee to Sign Amendments, etc.....................................................50

                                                ARTICLE 10
                                              SUBORDINATION

Section 10.01.    Agreement of Subordination..........................................................51
Section 10.02.    Payments to Holders.................................................................51
Section 10.03.    Subrogation of Notes................................................................53
Section 10.04.    Authorization by Holders............................................................54
Section 10.05.    Notice to Trustee...................................................................54
Section 10.06.    Trustee's Relation to Senior Debt...................................................55
Section 10.07.    No Impairment of Subordination......................................................55
Section 10.08.    Reliance by Holders of Senior Debt on Subordination Provisions......................56
Section 10.09.    Reinstatement of Subordination......................................................56
Section 10.10.    Permitted Payments..................................................................56
Section 10.11.    Article Applicable to Paying Agents.................................................56
Section 10.12.    Reliance on Judicial Order or Certificate of Liquidating Agent......................57
Section 10.13.    Holders of Senior Debt May File Proofs of Claim.....................................57

                                                ARTICLE 11
                                         COLLATERAL AND SECURITY

Section 11.01.   Grant of Second Lien; Security Agreements............................................57
Section 11.02.   Recording and Opinions...............................................................58
Section 11.03.   Transfer and Release of Collateral...................................................59
Section 11.04.   Deposit; Use and Release of Trust Moneys.............................................60
Section 11.05.   Possession and Use of Collateral.....................................................61
Section 11.06.   Certificates of the Company..........................................................61
Section 11.07.   Certificates of the Trustee..........................................................61
Section 11.08.   Authorization of Actions to Be Taken by the Trustee Under the Security
                   Agreements.........................................................................62
Section 11.09.   Authorization of Receipt of Funds by the Trustee Under the Security Agreements.......62
Section 11.10.   Termination of Security Interest.....................................................62

                                                ARTICLE 12
                                              MISCELLANEOUS

Section 12.01.   Trust Indenture Act Controls.........................................................62
Section 12.02.   Notices..............................................................................62
Section 12.03.   Communication by Holders of Notes with Other Holders of Notes........................63
Section 12.04.   Certificate and Opinion as to Conditions Precedent...................................64
Section 12.05.   Statements Required in Certificate or Opinion........................................64
Section 12.06.   Rules by Trustee and Agents..........................................................64
Section 12.07.   No Personal Liability of Directors, Officers, Employees and Stockholders.............64
Section 12.08.   Governing Law........................................................................65
Section 12.09.   No Adverse Interpretation of Other Agreements........................................65
Section 12.10.   Successors...........................................................................65
Section 12.11.   Severability.........................................................................65
Section 12.12.   Counterpart Originals................................................................65
Section 12.13.   Table of Contents, Headings, etc.....................................................65



                                                 EXHIBITS

Exhibit A         FORM OF NOTE .......................................................................A-1





         INDENTURE dated as of [______] [__], 2000 between Sunbeam Corporation, a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee.

         The Company (as defined below) and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 11% Senior Secured Subordinated Notes due 2011(the "Notes"):


                                 ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01.     Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, for gross proceeds in excess of $1.0 million, other than:

         (1) the disposition of property or assets (other than (a) shares of Capital Stock of a Restricted Subsidiary and (b) assets which do not constitute all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary) at fair market value in the ordinary course of business;

         (2) the disposition of all or substantially all of the assets of the Company permitted by the provisions of Section 5.01 hereof;

         (3) the disposition of assets in exchange for other assets that will replace the assets being relinquished by the Company or any Subsidiary in the exchange or assets that will be used in the business of the Company or any Subsidiary or in businesses reasonably related thereto;

         (4) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary;

         (5) the disposition of cash, cash equivalents and other cash management investments;

         (6) the disposition of inventory or obsolete, unused or unnecessary equipment, in each case, in the ordinary course of business;

         (7) the disposition of accounts receivable by the Company or any of its Subsidiaries pursuant to the Existing Receivables Program, the New Receivables Program or pursuant to any other accounts receivable sales transaction permitted by the terms of the Senior Credit Agreement; and

         (8) the disposition of assets of the Company or any Subsidiary or Capital Stock of any Subsidiary pursuant to or in connection with a foreclosure action with respect to the collateral subject to the First Lien or the Collateral subject to the Second Lien.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options or participations (or other equivalents thereof) in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

         "Change of Control" means:

         (1) Any "Person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (other than the occurrence of a transaction or event referred to in clause
(3) of this definition).

         (2) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         (3) The occurrence of any transaction or event in connection with which all or substantially all of the Capital Stock of the Company shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock of a company listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation in the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means, collectively, the Pledged Subsidiary Stock and the proceeds thereof that are from time to time subject to, or purported to be subject to, the Second Lien.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) entered into by the Company or any Restricted Subsidiary that is designed to protect the Company or a Restricted Subsidiary against fluctuations in the price of commodities used by the Company or a Restricted Subsidiary as raw materials in the ordinary course of business.

         "Company" means Sunbeam Corporation, and any and all successors thereto.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Currency Agreement" means with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement (limited in amount to underlying exposure, and not for speculative purposes) to which such Person is a party or a beneficiary.

         "Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Debt" of any Person means, without duplication:

         (1) the principal of and premium (if any) in respect of

                  (a) indebtedness of such Person for money borrowed and

                  (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable,

         (2) all Capital Lease Obligations of such Person,

         (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

         (4) all obligations of such Person, contingent or otherwise, for the reimbursement of any obligor on any letter of credit, letter of guarantee or banker's acceptance (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon),

         (5) all Redeemable Stock of such Person and, with respect to any Subsidiary of such Person, all Preferred Stock other than pay-in-kind dividends in the form of Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, not excluding any accrued dividends),

         (6) all Hedging Obligations of such Person,

         (7) all obligations of the type referred to in clauses (1) through
(4) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, and

         (8) all obligations of the type referred to in clauses (1) through
(6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         For the avoidance of doubt, it is expressly understood that the sale, transfer or other disposition of accounts receivable shall be treated, for all purposes under this Indenture, as an Asset Disposition.

         "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.15 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means:

         (1) Senior Debt incurred under the Senior Credit Agreement; or

         (2) any other particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee of Senior Debt or related agreements or documents to which the Company is a party expressly provides that the Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture; however, the instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

If any payment made to any holder of any Designated Senior Debt or its Representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Debt of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.

         "Equity Interests" means:

         (1) in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Equity Offering" means a sale by the Company of shares of its Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Receivables Program" means the accounts receivable sales program established pursuant to (i) the Receivables Sale and Contribution Agreement, dated as of December 4, 1997, between Sunbeam Products, Inc. and Sunbeam Asset Diversification, Inc., (ii) the Receivables Purchase and Servicing Agreement, dated as of December 4, 1997 (as amended, supplemented or otherwise modified in accordance with the terms of the Senior Credit Agreement), by and among Llama Retail Funding, L.P., Capital USA, L.L.C., Sunbeam Asset Diversification, Inc. and Sunbeam Products, Inc. and (iii) any receivables sale agreement executed and delivered after the date hereof in accordance with the terms of the Senior Credit Agreement.

         "Existing Subordinated Notes" means the $2,014 million principal amount at maturity of the Company's Zero Coupon Convertible Senior Subordinated Debentures due 2018.

         "First Lien" means, collectively, the Lien granted by the Company in favor of the Senior Lenders with respect to the Collateral, together with the related documents (including, without limitation, any guarantee agreements and security documents), in each case, as such Senior Credit Agreement and documents have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreements.

         "First Lien Representative" means the administrative agent under the Senior Credit Agreement or any other Person designated as such to the Trustee by the Senior Lenders.

         "Foreign Asset Sale" means an Asset Disposition in respect of Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction outside the United States.

         "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated under the laws of a jurisdiction outside the United States.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth:

         (1) in the opinions and pronouncements of the Accounting
Principles Board of the American Institute of Certified Public Accountants,

         (2) in statements and pronouncements of the Financial Accounting Standards Board,

         (3) in such other statements by such other entity as have been approved by a significant segment of the accounting profession, and

         (4) in the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in Staff Accounting Bulletins and similar written statements from the accounting staff of the Commission.

         "Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued under this Indenture.

         "Global Note Legend" means the legend set forth in Section 2.14 hereof which is required to be placed on all Global Notes issued under this Indenture.

         "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

         (2) entered into for purposes of assuring in any other manner the obligee of any Debt or other obligation of any other Person of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement (limited in amount to underlying exposure, and not for speculative purposes).

         "Holder" means a Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Debt.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Interest Payment Date" means June 15 and December 15 of each year, the dates on which the Company will pay semi-annual interest on the Notes, or if any such day is not a Business Day, the next succeeding Business Day.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" means, with respect to any Person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), any other Person.

         "Investment Grade Rating" means a rating of BBB-or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agencies selected as provided in the definition of Rating Agency.

         "Issue Date" means the date on which any Note is originally issued, including any Note issued subsequent to the date hereof as provided in Section 2.02 hereof.

         "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is issued set forth on the face of such Note.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including, to the extent permitted, any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable or any Return of Capital or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case, net of:

         (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction,

         (2) all payments made on any Debt which is secured by any assets subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law be repaid out of the proceeds from such transaction,

         (3) all distributions and other payments required to be made to any minority interest holders in Subsidiaries or joint ventures as a result of such transaction,

         (4) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction, and

         (5) all proceeds from such Asset Disposition which are placed in an escrow or trust account to secure the obligations of the payee in connection therewith, unless and until such proceeds are released from such trust or escrow account and received by the Company or one of its Subsidiaries.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock of the Company, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultants' and other fees, and other costs and expenses actually incurred in connection with such issuance or sale, and net of taxes paid or payable as a result thereof.

         "New Receivables Program" means the accounts receivable sales program established pursuant to (i) the Receivables Purchase Agreement, dated as of April 28, 2000 (as amended, supplemented or otherwise modified in accordance with the terms of the Senior Credit Agreement), by and among Redwood Receivables Corporation, General Electric Capital Corporation, Coleman Funding Corporation, Coleman, Coleman Powermate, Inc. and the Company and any other documents (including, without limitation, any intercreditor agreement) executed in connection therewith or pursuant thereto and (ii) any other accounts receivable sales agreements executed and delivered in accordance with the terms of the Senior Credit Agreement.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means the obligations and liabilities of the Company under this Indenture and the Notes for principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate that meets the requirements of Section 12.05 hereof signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion that meets the requirements of Section 12.05 hereof from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount of the Note as set forth on the face of the Note. For purposes of this Indenture and the Notes, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Liens" means:

         (1) Liens permitted under the Senior Credit Agreement or consented to by the requisite percentage of Senior Lenders;

         (2) Liens existing on the Issue Date or those that secure the Notes, Senior Debt or other obligations permitted to be Incurred under the Senior Credit Agreement or this Indenture;

         (3) Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in conformity with GAAP are being maintained;

         (4) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, crews, maritime liens and other Liens imposed by law created in the ordinary course of business for amounts that are not past due or that are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

         (5) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

         (6) irregularities in title, boundaries, or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Company or any Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Issue Date (or granted by the Company or any Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value of the property of the Company or any Subsidiary and the occupation, use and enjoyment by the Company or any of its Subsidiaries of any of their respective properties in the normal course of business;

         (7) Liens securing Debt neither created, assumed nor guaranteed by the Company or any Subsidiary upon lands over which easements or similar rights are acquired by the Company or any Subsidiary in the ordinary course of business of the Company or any Subsidiary;

         (8) terminable or short-term leases or permits for occupancy, which leases or permits expressly grant to the Company or any Subsidiary the right to terminate them at any time on not more than six months' notice and which occupancy does not interfere with the operation of the business of the Company or any Subsidiary;

         (9) any Lien or privilege arising by operation of law and vested in any lessor, licensor or permittor on personal property located on premises leased by the Company or any Subsidiary, for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits;

         (10) Liens or privileges of any employee of the Company or any Subsidiary for salary or wages earned but not yet payable;

         (11) any obligations or duties affecting any of the property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

         (12) Liens upon property or assets other than as described in clause (13) immediately below acquired by the Company after the Issue Date; provided, however, that such Liens do not extend to any property or assets other than such property or assets so acquired;

         (13) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary and do not extend to any assets other than those of the Person that becomes a Subsidiary;

         (14) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

         (15) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

         (16) Liens securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person used in the business of the Company, to the extent such Debt is otherwise permitted by this Indenture;

         (17) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case, not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (18) Liens incurred in connection with any transaction related to, or consummated in connection with, the Existing Receivables Program or the New Receivables Program or any other transaction permitted by the terms of the Senior Credit Agreement pursuant to which the Company or any Subsidiary sells, conveys or otherwise transfers, or grants a security interest in, any accounts receivable, instruments, chattel paper, general intangibles or similar assets of the Company or any of its Subsidiaries, and any assets relating thereto, including, without limitation, all collateral securing any of the foregoing, all contracts, contract rights and all Guarantees or other obligations in respect of any of the foregoing, proceeds of any of the foregoing and any other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions of such type; and

         (19) extensions, renewals, modifications or replacements of any Lien referred to in clauses (1) through (18) of this definition, provided that such Lien is otherwise permitted by the terms hereof and, with respect to Liens securing Debt, no extension or renewal Lien shall (A) secure more than the amount of the Debt or other obligations secured by the Lien being so extended or renewed, other than as permitted by clause (12) hereof, or
(B) extend to any property or assets not subject to the Lien being so extended or renewed, other than as permitted by clause (12) hereof.

Notwithstanding anything to the contrary contained in this definition of "Permitted Liens," any Lien which is deemed to be a Permitted Lien pursuant to clause (1) or clause (2) hereof shall be, and shall continue to be, a Permitted Lien for all purposes under this Indenture, notwithstanding that
(i) such Lien would not be deemed to be a Permitted Lien under one or more other clauses of this definition and (ii) subsequent to the creation of such Lien, all obligations under the Senior Credit Agreement are paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder are terminated.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledged Subsidiary Stock" means the Capital Stock of each of the Company's three direct Wholly Owned Subsidiaries, Laser Acquisition Corp., Sunbeam Americas Holdings, Ltd. and DDG I, Inc.

         "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Principal" or "Principal Amount" of a Note means the principal amount as set forth on the face of the Note.

         "Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Notes or is redeemable at the option of the Holder thereof without regard to the occurrence of any contingency at any time on or prior to the Stated Maturity of the Notes.

         "Representative" means any trustee, agent or representative (if any) for an issue of Senior Debt of the Company.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Return of Capital" means, with respect to any Equity Interest, any sums paid on or in respect of such Equity Interest (1) as a return, in whole or in part, of the capital of the issuer of such Equity Interest, (2) in redemption of, or in exchange for, such Equity Interest or (3) in connection with a partial or total liquidation or dissolution of the issuer of such Equity Interest.

         "S&P" means Standard & Poor's Rating Group.

         "Second Lien" means the second-priority Lien granted by the Company in favor of the Trustee, for the benefit of the Holders of the Notes, pursuant to the Junior Pledge and Security Agreement, dated as of the date hereof, by and between the Company and the Trustee, as the same may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreements" means the Junior Pledge and Security Agreement entered into by the Company and the Trustee, dated as of the date hereof, to secure the obligations of the Company with respect to the Notes, and the Intercreditor Agreement, dated as of the date hereof, between the Trustee and the administrative agent under the Senior Credit Agreement, in each case, as such agreements may be amended (including any amendment and restatement thereof), modified or supplemented from time to time.

         "Senior Credit Agreement" means that certain Senior Credit Agreement, dated as of March 30, 1998, among the Company, the Subsidiary Borrower referred to therein, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and First Union National Bank, as Administrative Agent, as amended from time to time in whole or in part (including any deferral, increase, renewal, extension, replacement, refinancing or refunding of, or amendment, modification or supplement thereto, and whether or not with the original Administrative Agent and Senior Lenders or another administrative agent or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

         "Senior Debt" means:

         (1) all Debt of the Company or any Restricted Subsidiary outstanding under the Senior Credit Agreement;

         (2) any other Debt of the Company or any Restricted Subsidiary permitted to be Incurred under the terms of this Indenture, unless the instrument under which such Debt is Incurred expressly provides that it is subordinated in right of payment to the Notes; and

         (3) all obligations with respect to the items listed in the preceding clauses (1) and (2) (including, to the extent provided in the instrument governing such Debt, all interest accruing subsequent to, or which would accrue but for, the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

         (1) any liability for federal, state, local or other taxes owed or owing by the Company;

         (2) any Debt of the Company to any of its Restricted Subsidiaries or other Affiliates;

         (3) any trade payables; or

         (4) the portion of any Debt that is incurred in violation of this Indenture.

         "Senior Lenders" means the lenders who are parties from time to time to the Senior Credit Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the Commission.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security or Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subsidiary" means any corporation, association, partnership or other business entity of which than more 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof at the time is owned or controlled, directly or indirectly, by:

         (1) the Company,

         (2) the Company and one or more Subsidiaries, or

         (3) one or more Subsidiaries.

         "Temporary Cash Investments" means any of the following:

         (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

         (2) investments in time deposit accounts, banker's acceptances, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor,

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

         (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,

         (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's,

         (6) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least "A-1" and "P-1" by S&P and Moody's, respectively,

         (7) with respect to any Foreign Subsidiary organized in Canada, commercial paper of Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Services with maturities of less than one year, and

         (8) with respect to Foreign Subsidiaries not organized in Canada, government obligations of another country whose debt securities are rated by S&P and/or Moody's "A-1" or "P-1", or the equivalent thereof (if a short-term debt rating is provided by either), or at least "AA" or "AA2", or the equivalent thereof (if a long-term unsecured debt rating is provided by either), in each case, with maturities of less than 12 months.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means The Bank of New York, as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "United States" means the 50 states of the United States of America and the District of Columbia.

         "Unrestricted Subsidiary" means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

         (2) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as neither such Subsidiary nor any of its Subsidiaries owns any Capital Stock or Debt of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not an Unrestricted Subsidiary and provided that:

         (1) no Subsidiary of the Company that is a Restricted Subsidiary on the Issue Date (other than a Restricted Subsidiary with total assets of $1,000 or less on the Issue Date) may be designated an Unrestricted Subsidiary, and

         (2) no Subsidiary holding, directly or indirectly, any assets (other than assets totaling $1,000 or less which constituted the only assets of a Restricted Subsidiary on the Issue Date) held by the Company or a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default shall have occurred and be continuing.

         Any such designation by the Board of Directors shall be communicated by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and entitled generally (and not just upon the happening of an event or events) to vote in the election of directors.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or another Wholly Owned Subsidiary; provided, however, that a Foreign Subsidiary shall be a Wholly Owned Subsidiary if more than 90% of the Capital Stock and Voting Stock thereof is owned by the Company and/or another Wholly Owned Subsidiary.

Section 1.02.     Other Definitions.

   Defined Term                                                      Section
   ------------                                                      -------
"Asset Sale Offer"...............................................      3.09
"Authentication Order"...........................................      2.02
"Change of Control Offer"........................................      4.10
"Change of Control Payment"......................................      4.10
"Change of Control Payment Date".................................      4.10
"Collateral Account".............................................     11.04
"Covenant Defeasance"............................................      8.03
"Designated Senior Debt Default".................................     10.02
"DTC"............................................................      2.03
"Event of Default"...............................................      6.01
"Legal Defeasance"...............................................      8.02
"Offer Amount"...................................................      3.09
"Offer Period"...................................................      3.09
"Paying Agent"...................................................      2.03
"Payment Blockage Notice"........................................     10.02
"Payment Default"................................................      6.01
"Purchase Date"..................................................      3.09
"Registrar"......................................................      2.03
"Senior Debt Payment Default"....................................     10.02
"Transfer".......................................................      4.07

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

         Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions; and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                 ARTICLE 2
                                 THE NOTES

Section 2.01.     Principal Amount; Form and Dating.

         (a) Principal Amount. The aggregate principal amount of Notes which may be issued, executed, authenticated and outstanding under this Indenture is unlimited.

         (b) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 Principal Amount at maturity and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (c) Form of Notes. Notes offered and issued hereunder in reliance on Section 3(a)(9) of the Securities Act shall be issued in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 hereof shall be issued in the form of one or more Definitive Notes in registered form, in substantially the form set forth in Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof, as required by
Section 2.15(c) hereof.

Section 2.02.     Execution and Authentication.

         The Notes shall be authorized on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount at maturity of $348,422,000; provided that additional Notes of the same series may be issued under this Indenture from time to time in up to an unlimited principal amount at maturity.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, it shall direct the Trustee to act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or penalty, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06.     Transfer and Exchange.

         When Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.07, 4.10 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

         The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes, but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary practices. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall, subject to the provisions of Article 10 hereof, pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case, at the rate provided in the Notes and in
Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The provisions of this Section 2.12 shall at all times remain subject to the provisions of
Article 10 hereof regarding subordination of the Notes.

Section 2.13.     CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders: provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

Section 2.14.     Global Note Legend.

         Each Global Note shall bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

Section 2.15.     Book-Entry Provisions for Global Notes.

         (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as Custodian for such Depositary and (iii) bear the legend set forth in Section 2.14 hereof.

         Participants in the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any representative of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Representative of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Definitive Notes in accordance with the Applicable Procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or
(ii) the Company's obligation to pay the principal of, and accrued but unpaid interest on, the Notes has been accelerated, as provided in Section
6.02 hereof, and the Registrar has received a written request from the Depositary to issue Definitive Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

         (e) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Indirect Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                 ARTICLE 3
                          REDEMPTION AND REPAYMENT

Section 3.01.     Notices To Trustee.

         If the Company elects, subject to any applicable limitations contained in the Senior Credit Agreement, to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed, or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for redemption shall, at the election of the Company, be in amounts of $1,000 Principal Amount at maturity or whole multiples of $1,000 Principal Amount at maturity; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 Principal Amount at maturity, shall be redeemed. Except as provided in the preceding sentence, the provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05.     Deposit of Redemption Price.

         At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued but unpaid interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued but unpaid interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after at 12:00 a.m. on the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued but unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date; otherwise, such interest shall be paid to the Holder of the Note on the redemption date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to June 15, 2005. Thereafter, subject to any applicable limitations contained in the Senior Credit Agreement, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of accreted value) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year                                                               Percentage
----                                                               ----------
2005..............................................................   105.500%
2006..............................................................   103.667%
2007..............................................................   101.833%
2008 and thereafter...............................................   100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to June 15, 2003, subject to any applicable limitations contained in the Senior Credit Agreement, the Company may on any one or more occasions redeem Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 111% of the aggregate accreted value thereof plus accrued and unpaid interest, if any, thereon; provided that at least 65% in aggregate principal amount at maturity of the Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.     Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.07 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of not less than 20 Business Days following its commencement, except to the extent that the Company elects to provide a longer period or a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date; otherwise, no accrued but unpaid interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.07 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 Principal Amount at maturity only (unless the Company shall have elected otherwise);

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that (unless the Company shall have elected otherwise) only Notes in denominations of $1,000 Principal Amount at maturity, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                 ARTICLE 4
                                 COVENANTS

Section 4.01.     Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for payment of and sufficient to pay all principal, premium, if any, and interest then due. In the event that the Company or any Subsidiary thereof is acting as Paying Agent, principal, premium, if any, and interest shall be considered paid on the date due if the Company or such Subsidiary has segregated and is holding in a separate trust fund as of 11:00 a.m., Eastern Time, on the due date money in immediately available funds and designated for payment of and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes; it shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate.

Section 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

Section 4.03.     Reports.

         So long as the Company is required by applicable law to comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act in respect of any security issued by the Company, the Company, for so long as it is permitted to do so by the Commission, shall furnish to the Trustee and make available to the Holders of Notes (i) all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports required to be filed with the Commission on Form 8-K, in each case, within 15 days after the filing of any such quarterly or annual financial information or current report with the Commission. In addition, the Company shall file all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

Section 4.04.     Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Notes and the Security Agreements, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Notes and the Security Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, the Notes or the Security Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 days after the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Asset Sales.

         Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Company and/or any Restricted Subsidiary may make Asset Dispositions as and to the extent permitted under the Senior Credit Agreement or with the consent of the requisite percentage of Senior Lenders, and the Net Available Cash from any such Asset Disposition shall be utilized (including the retention of any such proceeds by the Company for working capital or other purposes) in accordance with the Senior Credit Agreement or as otherwise permitted, from time to time, by the requisite percentage of Senior Lenders. Following such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition, unless:

         (1) the Company or the Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration therefor received by the Company or such Restricted
Subsidiary is in the form of cash or cash equivalents; and

         (2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

                           (A) first, to the extent the Company elects (or
                  is required by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt or Senior Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each ease other than Debt owed to the Company or an Affiliate of the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such
                  Net Available Cash after application in accordance with clause (A), at the Company's election, to the investment by the Company, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors) will be used in the business of the Company, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition in businesses reasonably related thereto, in each case, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (C) third, to the extent of the balance of such
                  Net Available Cash after application and in accordance with clauses (A) and (B), to make an offer to purchase Notes (and any Senior Debt of the Company designated by the Company) pursuant to and subject to the conditions contained in this Indenture; and

                           (D) fourth, to the extent of the balance of such
                  Net Available Cash after application in accordance with clauses (A), (B) and (C), to the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company or Debt of any Restricted Subsidiary (in either case, other than Debt owed to the Company or an Affiliate of the Company), in each case, within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (C) above is consummated;

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A), (C) or (D) above, the Company shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this paragraph, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph, except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $20.0 million. Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce the amount of Debt outstanding under any revolving credit facility to which the Company may then be a party. Notwithstanding the foregoing, any Net Available Cash associated with the sale, disposition or other transfer ("Transfer") of Collateral shall be held in the Collateral Account, as provided in Section 11.04 hereof, until applied by the Company in accordance with the provisions of this Section 4.07.

         For the purposes of this Section 4.07, the following are deemed to be cash or "cash equivalents":

         (1) the express assumption of Debt of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition; and

         (2) securities received by the Company or any Restricted
Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt of such securities.

The 75% limitation referred to in the previous paragraph shall not apply to any Asset Disposition in which the cash portion of the consideration received therefor, determined in accordance with the previous sentence, is equal to or greater than what the after-tax cash proceeds would have been had such Asset Disposition complied with such 75% limitation.

         In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Debt) pursuant to clause (2)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Debt) at a purchase price of 100% of their accreted value (without premium) plus accrued but unpaid interest, if any (or, in respect of such other Senior Debt, such price, if any, as may be provided for by the terms of such Senior Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes (and any other Senior Debt) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (2)(D) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Debt) pursuant to this Section 4.07 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

         To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary (and invested in accordance with the last sentence of the first paragraph of this Section 4.07) so long, but only so long, as the applicable local law will not permit repatriation to the United States. The Company will agree to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash shall be applied in the manner as described in this Section 4.07.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue of such conflict and compliance.

Section 4.08.     Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or become effective any Lien upon any of its other property or assets, now owned or hereafter acquired, other than Permitted Liens.

Section 4.09.     Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.10.     Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, subject to any applicable limitations contained in the Senior Credit Agreement, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 Principal Amount at maturity or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate accreted value thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date) (the "Change of Control Payment").

         Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the accreted value of the Notes repurchased plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); (2) the material circumstances and facts regarding such Change of Control (including, without limitation, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (4) that any Note not tendered will continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 Principal Amount at maturity or an integral multiple thereof.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in Principal Amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a Principal Amount at maturity of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section
4.10 by virtue of such conflict and compliance. Neither the Board of Directors nor the Trustee may waive compliance by the Company with its obligations to repurchase Notes upon a Change of Control.

Section 4.11.     No Amendment of Subordination Provisions.

         Without the consent of each Holder of the Notes outstanding, the Company will not amend, modify or alter the indenture relating to the Existing Subordinated Notes in any way that will (i) increase the rate of or change the time for payment of interest on any of the Existing Subordinated Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Stated Maturity of any of the Existing Subordinated Notes, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any of the Existing Subordinated Notes in any manner adverse to the Holders or (iv) amend the provisions of the indenture relating to the Existing Subordinated Notes which relate to subordination in any manner adverse to the Holders.


                                 ARTICLE 5
                                 SUCCESSORS

Section 5.01.     Merger, Consolidation or Sale of Assets.

         Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, unless permitted by the terms of the Senior Credit Agreement or approved by the requisite percentage of Senior Lenders, the Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person. Following such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any Person unless:

         (1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, purchase price, Change of Control Payment or interest, if any, on the Notes, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Notes and this Indenture;

         (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

         (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been satisfied.

         The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

Section 5.02.     Successor Person Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, lease, conveyance or other disposition the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                 ARTICLE 6
                           DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

         An "Event of Default" means:

         (1) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

         (2) a default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise;

         (3) the failure by the Company to comply with its obligations pursuant to Section 5.01 hereof;

         (4) the failure by the Company to observe or perform any of its obligations under Section 4.07 or 4.10 (in each case, other than a failure to purchase Notes) of this Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (5) the failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in this Indenture (other than those referred to in clause (1), (2), (3), or (4) above) or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (6) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date hereof, which default:

                  (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("Payment Default"); or

                  (b) results in the acceleration of such Debt prior to its Stated Maturity;

and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

         (7) any final non-appealable judgment or decree not covered by insurance, or as to which the insurance carrier has denied responsibility for the payment of money, in each case, in excess of $50.0 million is rendered against the Company or any Significant Subsidiary and is not discharged and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

         (8) The Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due;
         or

         (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal of and accrued but unpaid interest on the Notes to be due and payable immediately. Upon any such declaration, subject to the subordination provisions described in Article 10 hereof and the complete standstill in favor of the Senior Lenders with respect to the Collateral described in Article 11 hereof and the Security Agreements, the Notes shall become due and payable. If an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company or any of its Significant Subsidiaries and is continuing, the principal of and accrued but unpaid interest on all the Notes shall ipso facto become and be immediately due and payable immediately without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, subject to the terms of the Security Agreements and Articles 10 and 11 hereof, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

         Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if, subject to Section 7.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

         (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

         (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee is permitted to take action under the terms of the Security Agreements and Articles 10 and 11 hereof and has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

         (5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Second Lien granted under the Security Agreements upon any property subject to such Second Lien.

Section 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

         Subject to the terms of the Security Agreements and Articles 10 and 11 hereof, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.


                                 ARTICLE 7
                                  TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).


         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in principal amount at maturity of the outstanding Notes or pursuant to Section 6.05 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each June 15, beginning with June 15, 2001, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed, if any, in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee if and when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07.     Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree to in writing The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except, solely as it pertains to such claim, to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a direct or indirect wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                 ARTICLE 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

         Subject to any applicable limitations contained in the Senior Credit Agreement, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.     Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,
(b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8 and any applicable limitations contained in the Senior Credit Agreement, the Company may exercise its option under this Section
8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the provisions of Sections 4.07, 4.08,
4.10 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) hereof and, with respect only to Significant Subsidiaries, Sections 6.01(8) and 6.01(9) shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

         In addition to any applicable limitations contained in the Senior Credit Agreement, the following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
Article 8 concurrently with such incurrence) or insofar as Sections 6.01(8) or 6.01(9) hereof are concerned and pertain to the Company, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that before making any such repayment, the Company shall publish once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                 ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee (or other representative of the Holders under any Security Agreement) may amend or supplement this Indenture, the Notes (including any notation or endorsement thereon) or any of the Security Agreements without the consent of any Holder of a Note:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Secured Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Secured Notes are described in
Section 163(f)(2)(B) of the Code), or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 11 hereof;

         (4) to add Guarantees with respect to the Notes;

         (5) to add to the covenants of the Company and its Subsidiaries hereunder for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

         (6) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

         (7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Agreement, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture or Security Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or Security Agreement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company or the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.07 and 4.10 hereof), the Notes or any of the Security Agreements with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or any Security Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section
2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or Security Agreement unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or Security Agreement.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section or
Section 9.01 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or Security Agreement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or any of the Security Agreements. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the rate of or extend the time for payment of interest, including default interest, on any Note or make any change to the manner or rate of accrual of Original Issue Discount or extend the time for payment of Original Issue Discount on any Note;

         (c) reduce the principal of or extend the Stated Maturity of any Note;

         (d) alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.07 and 4.10 hereof;

         (e) make any Note payable in money other than that stated in the Notes;

         (f) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (g) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (h) make any change in Article 10 hereof that adversely affects the rights of any Holder in any material respect;

         (i) make any change in Section 6.04 or 6.07 hereof or in this sentence;

         (j) deprive any of the Holders of the benefit of the Second Lien created by the Security Agreements except in accordance with the terms of the Security Agreements; or

         (k) reduce the premium payable upon the redemption of any Secured Note or change the time at which any Secured Note may or shall be redeemed.

         An amendment under Section 9.01 hereof or this Section 9.02 may not make any change that adversely affects the rights under Article 10 hereof of any holder of Senior Debt then outstanding unless the requisite holders of such Senior Debt consent to such change pursuant to the terms of such Senior Debt.

Section 9.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Notes.

         If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an authentication order from the Company, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture or Security Agreement authorized pursuant to this Article 9 if the amendment, supplement or Security Agreement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture or Security Agreement unless the Board of Directors authorizes it. In executing any amended or supplemental indenture or Security Agreement, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Agreement is authorized or permitted by this Indenture.


                                 ARTICLE 10
                               SUBORDINATION

Section 10.01.    Agreement of Subordination.

         The Company covenants and agrees for itself and its successors, and each Holder of Notes issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 10; and each Person holding any such Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment of the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment, interest, if any, or any other payments, in respect of all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article 10 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 10.02.    Payments to Holders.

         No payment shall be made with respect to the payment of Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment, interest, if any, or any other payments, on the Notes, except payments and distributions made by the Trustee as permitted by Section 10.05 hereof, if:

                  (i) a default in any payment obligations in respect of Senior Debt (a "Senior Debt Payment Default") occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

                  (ii) any other default occurs and is continuing with respect to Designated Senior Debt (a "Designated Senior Debt Default") that permits the holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the Designated Senior Debt Default (a "Payment Blockage Notice") from the Company or a Representative for any issue of Designated Senior Debt.

         If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.02 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Designated Senior Debt Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or shall be made, the basis for a subsequent Payment Blockage Notice unless the Designated Senior Debt Default specified in such prior Payment Blockage Notice shall have been cured or waived for a period of not less than 90 days (it being acknowledged that (x) any action by the Company or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice with respect to such Designated Senior Debt Default that would give rise to any event of default pursuant to any provision of Senior Debt under which an event of default previously existed (or was continuing at the time of delivery of a Payment Blockage Notice with respect to such Designated Senior Debt Default) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a Senior Debt Payment Default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice with respect to such Designated Senior Debt Default shall constitute a new event of default for this purpose).

                  The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

         (1) in case of a Senior Debt Payment Default, the earlier of the date upon which the Senior Debt Payment Default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

         (2) in the case of a Designated Senior Debt Default, the earlier of the date upon which the Designated Senior Debt Default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Debt has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary or insolvency, reorganization, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision shall be made for such payment in cash or other payment satisfactory to the holders of Senior Debt, before any payment is made on account of the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment or interest, if any, in respect of the Notes or any other payment in respect of the Notes (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, reorganization, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities), and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary or insolvency, reorganization, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Debt may have been issued, as their respective interests may appear to the extent necessary to pay all such Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders or to the Trustee.

         In the event that any Notes are declared due and payable before their Stated Maturity pursuant to Section 6.02 hereof, then and in such event the Company shall promptly notify holders of its Senior Debt of such acceleration. The Company may not pay monies owed pursuant to the Notes until 120 days have passed after such acceleration occurs and may thereafter pay the Notes only if this Article 10 permits the payment at that time.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this
Section 10.02, shall be received by the Trustee or the Holders of the Notes before all Senior Debt of the Company is paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision is made for such payment in cash or other payment satisfactory to the holders of such Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt of the Company or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all such Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

         For purposes of this Article 10, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article 10 with respect to the Notes to the payment of all Senior Debt of the Company which may at the time be outstanding; provided that (i) such Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Debt (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof.

         Nothing in this Section 10.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. This
Section 10.02 shall be subject to the further provisions of Section 10.05 hereof.

Section 10.03.    Subrogation of Notes.

         Subject to the payment in full in cash or other payment satisfactory to the holders of all Senior Debt of the Company, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment and interest, if any, in respect of the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of such Senior Debt by Holders or the Trustee, shall, as between the Company, its creditors other than holders of its Senior Debt, and the Holders of the Notes be deemed to be a payment by the Company to or on account of its Senior Debt, and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this
Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment and interest, if any, in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the terms of the Senior Credit Agreement and the Security Agreements and the rights, if any, under this Article 10 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.04.    Authorization by Holders.

         Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

Section 10.05.    Notice to Trustee.

         The Company shall give prompt written notice in a form of an Officers' Certificate to a Responsible Officer of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 10. Notwithstanding the provisions of this
Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 10, unless and until a Responsible Officer shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company (in the form of an Officers' Certificate) or a holder or holders of Senior Debt or a Representative or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 hereof, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment or interest, if any, in respect of any
Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment by the Company or the Trustee to the Holders of monies in connection with a redemption of Notes if (i) notice of such redemption has been given pursuant to Article 3 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

         The Trustee, subject to the provisions of Section 7.01 hereof, shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder or a Representative of Designated Senior Debt or a Representative of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder or a Representative of Designated Senior Debt or a Representative of such Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.06.    Trustee's Relation to Senior Debt.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of such Senior Debt, and nothing contained elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of such Senior Debt if it shall in good faith mistakenly pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

Section 10.07.    No Impairment of Subordination.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Senior Debt or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 10.08.    Reliance by Holders of Senior Debt on Subordination
                  Provisions.

         Each Holder of Notes by such Holder's acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.

Section 10.09.    Reinstatement of Subordination.

         If, at any time, all or part of any payment of any Senior Debt theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of such Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Section 10.10.    Permitted Payments.

         Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Notes shall prevent (a) the Company at any time, except under the conditions described in Section 10.02 hereof, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment or interest, if any, in respect of the Notes, or from depositing with the Trustee or any Paying Agent money for such payments, or (b) the application by the Trustee or Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, redemption price, Change of Control Payment or interest, if any, in respect of the Notes to the Holders entitled thereto to the beneficiaries thereof, if such payment would not have been prohibited by the provisions of Section 10.02 hereof.

Section 10.11.    Article Applicable to Paying Agents.

         If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section10.05 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 10.12.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.13.    Holders of Senior Debt May File Proofs of Claim.

         If the Trustee does not file a claim or proof of debt in the form required in any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding pursuant to Section 6.09 hereof prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their Representative or Representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article 10 and to file and prove all claims therefor and to take all such other actions in the name of the holders or otherwise, as such holders of Senior Debt or Representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article 10.


                                 ARTICLE 11
                          COLLATERAL AND SECURITY

Section 11.01.    Grant of Second Lien; Security Agreements.

         (a) In order to secure the Company's Obligations under the Notes and this Indenture, the Company has granted to the Trustee, for the benefit of the Holders, the Second Lien and security interest in the Collateral consisting of the Pledged Subsidiary Stock, as set forth in this Indenture and the Security Agreements which the Company has entered into simultaneously with the execution of this Indenture. The due and punctual payment of the principal of and interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided above and in the Security Agreements. The Second Lien, and the exercise of rights and remedies in respect thereof, shall at all times be junior and subordinate to the First Lien, as provided in the Security Agreements, and shall also be subject to other Permitted Liens. At the request of the Company or the First Lien Representative, the Trustee shall be authorized and directed to enter into an intercreditor agreement, in substantially the form of the Intercreditor Agreement, dated as of the date hereof, by and between the Trustee and the First Lien Representative, in favor of any holder of a Permitted Lien. The Second Lien, as now or hereafter in effect, shall be held for the equal and ratable benefit and security of the Notes, without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of and interest on the Notes, in accordance with their terms. Notwithstanding the foregoing, until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the right of the Trustee and/or the Holders of the Notes to foreclose on, or otherwise exercise any rights and remedies in respect of, the Collateral is subject to a complete standstill in favor of the Senior Lenders, as and to the extent provided in the Security Agreements.

         (b) The Company covenants and agrees for itself and its successors, and each Holder of Notes issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 11 and the terms of the Security Agreements; and each Person holding any such Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered pursuant to the Security Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein expressed. The Company shall take, upon request of any Holder or the Trustee (acting at the direction of any Holder), any and all actions reasonably required to cause the Security Agreements to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected second-priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than the First Lien and Permitted Liens.

Section 11.02.    Recording and Opinions.

         (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture a letter stating that it is entitled to rely on an Opinion of Counsel stating that in the opinion of such counsel all action has been taken with respect to the delivery of all financing statements or other instruments necessary to make effective the Second Lien intended to be created by this Indenture and the Security Agreements.

         (b) The Company shall furnish to the Trustee on June 15 in each year beginning with June 15, 2001 an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as are necessary to maintain the Second Lien of this Indenture and the Security Agreements and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Security Agreements with respect to the security interest in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Second Lien and security interest.

         (c) The Company shall otherwise comply with the provisions of TIAss. 314(b).

Section 11.03.    Transfer and Release of Collateral.

         (a) Subject to subsections (b) and (c) of this Section 11.03, Collateral may be released from the Second Lien and security interest created by this Indenture and the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements or as provided hereby.

         (b) Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Company shall be entitled to Transfer all or a portion of the Collateral consisting of the Pledged Subsidiary Stock to the extent that any such Transfer is permitted under the Senior Credit Agreement or approved by the requisite percentage of Senior Lenders and provided the First Lien is to be released as to the Collateral so Transferred. Upon any Transfer of any of the Collateral as provided above (other than any Transfer of the Collateral pursuant to a deferral, increase, renewal, extension, replacement or refunding of, or amendment, modification or supplement to, the Senior Credit Agreement), including the release of the First Lien in connection therewith, any security interest in such Collateral securing the repayment of the Secured Notes or securing the performance of the Company under this Indenture shall automatically cease and terminate, subject only to the provisions of the Senior Credit Agreement governing the use of proceeds received in connection with any such Transfer and Sections 4.07 and 11.04 hereof. Upon the receipt of written notice from the Company or the First Lien Representative of a Transfer of any of the Collateral or a proposed Transfer of any of the Collateral, which notice shall state that the Collateral subject to such Transfer has been or will be released from the First Lien, the Trustee shall be authorized and directed to execute and deliver to the Company, concurrently with the closing in the case of a proposed Transfer of such Collateral, at the Company's expense, such documents as the Company or the First Lien Representative shall reasonably request (which documents shall be prepared by the Company or the First Lien Representative) to evidence such release of the Second Lien with respect to the Collateral subject to such Transfer. Notwithstanding the foregoing, as and to the extent provided in the Security Agreements, in the event that Sunbeam Transfers all or a portion of the Collateral as provided in this Section 11.03(b) and receives in exchange therefor cash and/or Equity Interests that are to become subject to the First Lien, then such cash and/or Equity Interests shall also become subject to the Second Lien in the same manner and to the same extent as the Pledged Subsidiary Stock. In the event that the First Lien is released as to a particular item or items of Collateral in contemplation of a proposed Transfer thereof and, whether as a result of the Company's failure to Transfer such item or items of Collateral or for any other reason, the First Lien is subsequently reinstated as to such Collateral, then the Second Lien shall also be reinstated in the same manner and to the same extent applicable prior to such release. A release of Collateral in accordance with the procedures described in this Section 11.03(b) will not be deemed to impair the security under this Indenture in contravention of the provisions hereof, as contemplated by TIA ss. 314(d).

         (c) At such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Company shall be entitled to Transfer all or a portion of the Collateral consisting of the Pledged Subsidiary Stock upon compliance with the condition that the Company deliver to the Trustee (x) an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating that such release is in connection with an Asset Disposition and (y) a notice from the Company requesting the release of the Released Interests (as defined below), which notice shall:

                  (i) describe the proposed items of Collateral to be released (the "Released Interests"),

                  (ii) state that the consideration to be received is at least equal to the fair market value of the Released Interests,

                  (iii) state that the Net Available Cash received from the Transfer of such Released Interests shall be applied in accordance with Sections 4.07 and 11.04 of this Indenture, and

                  (iv) confirm that the sale or exchange of, or an agreement to sell or exchange, such Released Interests, as the case may be, is a bona fide sale or exchange.

         Upon any Transfer of Collateral in compliance with the provisions of this Section 11.03(c), the Trustee will release the Released Interests from the Second Lien and security interest created by this Indenture and the Security Agreements and reconvey the Released Interests to the Company or the purchaser, subject only to the provisions of Sections 4.07 and 11.04 hereof. Upon receipt of such Officers' Certificate and notice, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Agreements. No Collateral shall be released from the Second Lien and security interest created by this Indenture and the Security Agreements pursuant to this Section 11.03(c) unless there shall have been delivered to the Trustee the Officers' Certificate and notice described above. A release of Collateral in accordance with the procedures described in this Section 11.03(c) will not be deemed to impair the security under this Indenture in contravention of the provisions hereof, as contemplated by TIA ss. 314(d).

Section 11.04.    Deposit; Use and Release of Trust Moneys.

         Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Net Available Cash associated with any Transfer of Collateral shall be used to prepay, repay or repurchase Senior Debt in accordance with the Senior Credit Agreement or as otherwise permitted by the requisite percentage of Senior Lenders; provided, however, that following such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, such Net Available Cash shall be deposited into a securities account maintained by the Trustee at its corporate trust offices or at any securities intermediary selected by the Company having a combined capital and surplus of at least $250 million and having a long-term debt rating of at least "A3" by Moody's and at least "A--" by S&P styled the "Sunbeam Collateral Account" (such account being the "Collateral Account") which shall be under the exclusive dominion and control of the Trustee. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested by the Trustee, at the direction of the Company, in Temporary Cash Investments. The Company will not have the right to withdraw funds or assets from the Collateral Account except in compliance with the terms of this Indenture and all assets credited to the Collateral Account shall be subject to a Lien in favor of the Trustee and the Holders. Notwithstanding the foregoing, at the direction of the Company, as set forth in a notice to the Trustee, the Trustee shall release any Net Available Cash on deposit in the Collateral Account in order that the Company may apply such Net Available Cash in accordance with the provisions of Section 4.07 hereof. A release of Net Available Cash from the Collateral Account in accordance with the procedures described immediately above will not be deemed to impair the security under this Indenture in contravention of the provisions hereof, as contemplated by TIA ss. 314(d).

Section 11.05.    Possession and Use of Collateral.

         (a) Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the First Lien Representative shall, subject to the terms and conditions of the First Lien security documents, remain in possession and retain exclusive control of the Collateral securing the Secured Notes, including the Net Available Cash resulting from any Transfer of all or a portion of the Collateral or the proceeds of any foreclosure action against the Collateral. Following such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the Trustee shall, subject to the terms and conditions of the Security Agreements, take possession and control of the Collateral.

         (b) Notwithstanding anything to the contrary contained in clause
(a) of this Section 11.05, except as otherwise provided under the Senior Credit Agreement (until such time as all obligations thereunder have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated) or unless the Company's obligation to repay the principal of, and accrued but unpaid interest on, the Notes shall have been accelerated, as provided in Section
6.02 hereof, the Company shall be entitled to:

                  (i) receive and use all cash distributions in respect of the Collateral consisting of the Pledged Subsidiary Stock for general corporate purposes, including any cash distributions in respect of any Equity Interest received in connection with any Transfer of Pledged Subsidiary Stock;

                  (ii) receive and use for general corporate purposes any cash interest payments on any deferred payment of principal under any promissory note, installment receivable or other arrangement received in connection with any Transfer of Pledged Subsidiary Stock;

                  (iii) vote the Pledged Subsidiary Stock, including any Equity Interest received in connection with any Transfer of Pledged Subsidiary Stock; and

                  (iv) give consents, approvals, waivers and ratifications in respect of any Pledged Subsidiary Stock, including any Equity Interest received in connection with any Transfer of Pledged Subsidiary Stock.

Section 11.06.    Certificates of the Company.

         The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Agreements, (i) all documents required by TIA ss. 314(d) (which, for purposes of this Indenture, shall be the documents required by Section 11.03 hereof, as applicable) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents, if any, required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 11.07. Authorization of Actions to Be Taken by the Trustee Under the Security Agreements.

         Subject to the provisions of Sections 7.01 and 7.02 hereof and the terms of the Security Agreements, the Trustee may, at the direction of the Holders and on their behalf, take all actions as the Holders shall direct in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. Subject to the terms of the Security Agreements, the Trustee shall, at the direction of the Holders, have the power to institute and maintain such suits and proceedings as the Holders shall direct to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Holders shall direct to preserve or protect the Trustee's interests and the interests of the Holders of Notes in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 11.08. Authorization of Receipt of Funds by the Trustee Under the Security Agreements.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 11.09.    Termination of Security Interest.

         Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall release the Second Lien pursuant to this Indenture and the Security Agreements.

Section 11.10.    Trustee's Obligations With Respect to Collateral.

      The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

      The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Second Lien in any of the Collateral for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Agreements by the Company or the other parties thereto.


                                 ARTICLE 12
                               MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 12.02.    Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           Sunbeam Corporation.
                           2381 Executive Center Drive
                           Boca Raton, Florida  33431
                           Attention:  General Counsel
                           Telephone Number: (561) 912-4438
                           Facsimile Number: (561) 243-4612

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           21st Floor West
                           New York, New York  10286
                           Attention:  Corporate Trust
                             Trustee Administration
                           (Attention:  Sunbeam Corporation,
                           11% Senior Secured Subordinated Notes Due 2011) Facsimile Number: (212) 815-5915 / (212) 815-5917

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if mailed postage prepaid when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, each Agent at the same time.

Section 12.03.    Communication by Holders of Notes with Other Holders of
                  Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, any Agent and any other Person shall have the protection of TIA ss. 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Security Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SECURITY AGREEMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                          [SIGNATURE PAGE FOLLOWS]



         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.


                                    SUNBEAM CORPORATION


                                    By _____________________________________
                                       Name:  Bobby G. Jenkins
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                     THE BANK OF NEW YORK, as Trustee


                                    By: _____________________________________
                                        Authorized Signatory




                                                                  EXHIBIT A

                               [Face of Note]

                            SUNBEAM CORPORATION

               11% SENIOR SECURED SUBORDINATED NOTE DUE 2011

No. ___

Issue Date: [_____] [_], 2000                          CUSIP/CINS ____________


Issue Price: $________________________              Original Issue Discount: $ ______________________
(for each $1,000 Principal Amount at maturity)      (for each $1,000 Principal Amount at maturity)


         Sunbeam Corporation, a Delaware corporation, promises to pay to _______________________, or registered assigns, the Principal Amount of
____________ Dollars* on June 15, 2011.

         This Note shall bear interest as specified on the other side of this Note. This Note shall accrue Original Issue Discount as specified on the other side of this Note.

             Interest Payment Dates: June 15 and December 15
                   Record Dates: June 1 and December 1

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, Sunbeam Corporation has caused this instrument to be duly executed.

                                         Sunbeam Corporation


                                         By:_____________________________
                                             Name:
                                             Title:


                                         By:_____________________________
                                             Name:
                                             Title:

Dated: [_____] [_], 2000                            (SEAL)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By: ____________________________
      Authorized Signatory

----------------
* The Global Note will instead read: "the Principal Amount shown on Schedule of Exchanges of Interests in the Global Note attached hereto."



                               [Back of Note]
               11% Senior Secured Subordinated Notes due 2011

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Sunbeam Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 11% per annum from the Issue Date until maturity. The Company will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The Company will pay in cash 15% of the interest payable on each of June 15, 2000 and December 15, 2001, to be distributed to the Holders on a pro rata basis, with the remaining interest to be an accretion of Original Issue Discount. The Company will pay in cash 30% of the interest payable on each of December 15, 2001 and June 15, 2002, to be distributed to the Holders on a pro rata basis, with the remaining interest to be an accretion of Original Issue Discount. With respect to Interest Payment Dates occurring on or after June 15, 2002, the Company will pay in cash 100% of the aggregate interest payable on the Notes. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2000. (Notwithstanding the foregoing, with respect to any Notes issued subsequent to the date of the Indenture, as provided in Section 2.02 thereof, the Company will pay in cash (i) 15% of the interest payable on the first and second Interest Payment Dates following issuance, (ii) 30% of the interest payable on the third and fourth Interest Payment Dates following issuance, and (iii) 100% of the interest payable on each subsequent Interest Payment Date following issuance, as provided above.) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the then applicable rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 1 or June 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to the payment of principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture and Security Agreements. The Company issued the Notes under an Indenture, dated as of [____] [_], 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company in up to an unlimited aggregate principal amount at maturity. The Notes are secured by pledged collateral pursuant to the Security Agreements referred to in the Indenture.

         5. Optional Redemption.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to June 15, 2005. After June 15, 2005, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of accreted value) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:


Year                                                    Percentage
----                                                    ----------
2005                                                     105.500%
2006                                                     103.667%
2007                                                     101.833%
2008 and thereafter                                      100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 15, 2003, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 111% of the accreted value of the Notes redeemed plus accrued and unpaid interest thereon; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries), and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

         6. Mandatory Redemption.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption with respect to the Notes.

         7. Repurchase at the Option of Holders.

                  (a) Upon the occurrence of a Change of Control, and subject to any applicable limitations contained in the Senior Credit Agreement, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 Principal Amount at maturity or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate accreted value thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Dispositions, when the aggregate amount of Net Available Cash remaining after application in accordance with the provisions of Section
4.07 of the Indenture exceeds $20.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section
3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the balance of such Net Available Cash at an offer price in cash in an amount equal to 100% of the accreted value (without premium) thereof plus accrued and unpaid interest, if any, thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Available Cash available, the Company (or such Restricted Subsidiary) must use such deficiency in the manner specified in Section 4.07 of the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash available, the Trustee shall select the Notes to be purchased on a pro rata basis in accordance with the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 Principal Amount at maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Subordination. The Notes are subordinated to all existing and future Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Notes may be paid. The Indenture does not limit the amount of present or future Senior Debt that the Company may have. The Company agrees, and each Holder of the Notes by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose. The Second Lien on the Collateral securing the Notes shall at all times be junior and subordinate to the First Lien, as provided in the Security Agreements, and shall also be subject to other Permitted Liens, as provided in the Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. Until such time as all obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the right of the Trustee and/or the Holders of the Notes to foreclose on, or otherwise exercise any rights and remedies in respect of, the Collateral is subject to a complete standstill in favor of the Senior Lenders, as and to the extent provided in the Security Agreements.

         10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 Principal Amount at maturity and integral multiples of $1,000 Principal Amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any of the Security Agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default (subject to certain exceptions set forth in the Indenture) or compliance with any provision of the Indenture, the Notes or any of the Security Agreements may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or any of the Security Agreements may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of the Notes in case of a Change of Control, to add Guarantees with respect to the Notes, to add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

         13. Defaults and Remedies. Events of Default include: (i) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (ii) a default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) the failure by the Company to comply with its obligations pursuant to Section 5.01 of the Indenture; (iv) failure by the Company to observe or perform any of its obligations pursuant to Sections 4.07 or 4.10 (in each case, other than a failure to purchase Notes) of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;
(vi) default under certain other agreements relating to Debt of the Company which default results in the acceleration of such Debt prior to its Stated Maturity; (vii) certain final judgments for the payment of money that remains undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Notwithstanding the foregoing, in the case an Event of Default arising from certain events of bankruptcy, reorganization or insolvency of the Company or any Significant Subsidiary occurs and is continuing, all outstanding Notes will become due and payable without further declaration or other act on the part of the Trustee or any Holders of the Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee within 120 days of each fiscal year a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee written notice specifying such Default or Event of Default, within 30 days after the occurrence thereof.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                            Sunbeam Corporation
                        2381 Executive Center Drive
                         Boca Raton, Florida 33431
                       Attention: Corporate Secretary



                              ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ______________________________
                                              (Insert assignee's legal name)

             __________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

            __________________________________________________
            __________________________________________________
            __________________________________________________
            __________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: __________________________     Your Signature:__________________________
                                          (Sign exactly as your name appears
                                          on the face of this Note)


                               Signature Guarantee*:________________________



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                     OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, check the appropriate box below:

                    |_|  Section 4.07         |_|  Section 4.10

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

                           $_________________________


Date: ____________________     Your Signature:_______________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                                    Tax Identification No.:___________________


                                    Signature Guarantee*:_____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount          Signature of
                        Amount of decrease in   Amount of increase in     of this Global Note      authorized officer
                           Principal Amount        Principal Amount     following such decrease     of Trustee or
   Date of Exchange      of this Global Note     of this Global Note         (or increase)          Note Custodian
   ----------------      -------------------     -------------------         -------------          --------------
















* This schedule should be included only if the Note is issued in global form.
